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                                Exhibit 10(d)(1)

                        INDEMNITY AGREEMENT FOR OFFICERS


         This Agreement, effective as of the Effective Date hereinafter defined, is made by and between Protective Life Corporation, a Delaware corporation (hereinafter the "Company") and [INDEMNITEE'S NAME HERE], an officer of Company (hereinafter, together with such person's heirs, personal representatives and estate, the "Indemnitee").

                                WITNESSETH: THAT

         WHEREAS, Section 145 of the General Corporation Law of the State of Delaware (hereinafter "Section 145") empowers corporations to indemnify persons serving as a director, officer, employee or agent of the corporation or a person who serves at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, and further specifies that the indemnification set forth in said
Section 145 "shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise"; and said Section 145 further empowers a corporation to "purchase and maintain insurance" on behalf of any of such persons "against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under" Section 145; and

         WHEREAS, Company has initiated a thorough investigation to determine the type of insurance available, the nature and extent of the coverage provided and the cost thereof to Company to insure each of the directors and officers of Company and of corporations affiliated with Company against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding with which such person is threatened or made a party by reason of such status and/or such person's decisions, actions or omissions; however, upon receiving such information, the Board of Directors of Company concluded that at present, due to the high cost and other negative features of the coverage available at the date hereof, it would not be in the best interests of its shareholders for Company to purchase and maintain an adequate amount of such insurance and that, on the contrary, its shareholders' interests would be better served by Company's contracting to indemnify such persons and thereby to effectively self-insure against such potential liabilities in excess of, and in certain instances against liabilities excluded from, the $10,000,000 insurance policy obtained by Company effective May 8, 1989 and any additional acceptable coverage which from time to time hereafter may be placed in force (hereinafter collectively the "Policy") provided that the aggregate liability of Company hereunder (stated as $10,000,000 in Section 9(g) below) shall be reduced by the amounts insured under the Policy as in effect at any given time; and

         WHEREAS, the Board of Directors on recommendation of Company counsel has concluded that certain Officers (as defined in Section 1 below) of Company, both in their capacities as either executive officers, attorney-officers, or certain other officers of Company as may be designated from

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time to time by Company's Chief Executive Officer and/or the Board of Directors,
and also in their respective capacities as directors, officers, employees or agents of Company's affiliates or of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise at the request or for the convenience of Company or to represent the interests of Company, as the case may be, should be provided with maximum protection in order to insure that the most capable persons otherwise available will remain in, and in the future be attracted to, such positions and, furthermore, that it is not only fair, reasonable and prudent but necessary for Company to contractually obligate itself to indemnify such past, present and future Officers and their respective estates in a reasonable and adequate manner and that Company assume for itself the responsibility and liability for expenses and damages in connection with claims brought, whether on account of any prior, present or future alleged act, omission, injury, damage, or event; and

         WHEREAS, Company desires to have Indemnitee serve or continue to serve as an Officer free from undue concern for costs, expenses and damages by reason of Indemnitee's serving in such office or in such capacity or by reason of Indemnitee's decisions or actions or omissions while so serving on behalf of Company or its affiliates, or, at Company's direction or request, on behalf of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise; and Indemnitee desires to serve or continue to serve in one or more of such capacities, provided Indemnitee is furnished the indemnity provided for hereinafter;

         NOW, THEREFORE, for and in consideration of the premises and the covenants contained herein, Company and Indemnitee do hereby covenant and agree as follows:

         1.   Agreement to Serve; Definitions.

         (a) Indemnitee agrees that Indemnitee will, at the pleasure of the Chief Executive Officer or the Board of Directors of Company, as the case may be, serve or continue to serve as an Officer (as defined herein); provided, however, that nothing herein, express or implied, shall be deemed to be an employment contract nor to grant any rights to Indemnitee for any specific period of continued employment by one or more of Company and its Affiliates.

         (b) Unless the context otherwise clearly indicates to the contrary, the following terms as used herein shall have the respective meanings set forth below:

                  (i) "Officer" shall refer to: (A) each member of Company's Operations Committee and the principal accounting officer of Company; (B) every officer employed by Company as an attorney in Company's Legal Department; and
(C) certain other officers as may be designated from time to time by the Chief Executive Officer and/or the Board of Directors, whether any of said individuals described in (A), (B) or (C) above is serving in the capacity of executive officer of Company, and/or director and/or officer of one or more of Company's Affiliates, and/or serving, at the written request of Company, as a director, officer, employee or agent of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise for the convenience of Company or to represent the interests of Company, as the case may be.

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                  (ii) Except as used in Section 10,  "Affiliate" shall mean any corporation which is at least 51% owned by Company or by any corporation at least 51% of which is owned by Company; the term "Company" shall specifically mean and refer to Protective Life Insurance Company prior to its organization with Company in 1981 whereby Company became the parent of Protective Life Insurance Company.

                  (iii) "Person" means any one (or more) individual or natural person or any one (or more) corporation, firm, joint venture, partnership, proprietorship, business venture, government, governmental body, agency or instrumentality, estate, trust, association or other legal entity whatsoever or group of same.

                  (iv) "Non-governmental" shall refer to any Person which is not
(A) the government of the United States of America or of any state, district, territory or possession thereof or of any county, parish, city, town, township or municipality within any such state, district, territory or possession, or (B) any agency, tribunal, council, instrumentality or public body established by any Person described in (A).

                  (v) "Effective Date" shall refer to the date that Indemnitee first assumed the duties of an Officer, whether as an executive officer for the Company and/or as director and/or officer of one or more of Company's Affiliates, and/or, at the written request of Company, as a director, officer, employee or agent of any other corporation, subsidiary, partnership, joint venture, or trust or other enterprise for the convenience of Company or to represent the interests of Company, as the case may be.

         2. Indemnification. Subject to the provisions of Sections 5, 8 and 9, Company shall indemnify Indemnitee as follows:

         (a) Company will pay on behalf of Indemnitee, and Indemnitee's executors, administrators and heirs, any amount which Indemnitee is or becomes legally obligated to pay because of any claim or claims from time to time threatened or made against Indemnitee by any Person because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which Indemnitee commits or suffers while acting in Indemnitee's capacity as, and solely because of Indemnitee's acting as an Officer, provided, however, that prior disclosure by Indemnitee of a relationship with another corporation or organization shall not be deemed to be service at the request of Company. The payments which Company will be obligated to make hereunder shall include, inter alia, damages, charges, judgments, fines, penalties, settlements and costs, cost of investigation and costs of defense of legal or equitable or criminal actions, claims or proceedings and appeals therefrom, and costs of attachment, supersedeas, bail or other bonds.


         (b) If a claim under this Agreement is not paid by Company, or on its behalf, within sixty (60) days after the later of (i) receipt of written claim by Company or (ii) the date of approval of Indemnitee's coverage hereunder in a specific instance under Section 5, the claimant may at any time

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thereafter  bring suit against Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense (including reasonable attorney's fees) of prosecuting such claim.

         (c) In the event of payment under this Agreement, Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents and take all actions reasonably requested by Company to implement such right of subrogation.

         (d) Indemnitee shall give to Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Indemnitee will further notify and cooperate with Company in the selection of counsel and in the incurrence of costs and expenses in defending or investigating any claim for which indemnification may be sought hereunder. Indemnitee shall give Company such information and cooperation as it may reasonably require and as shall be within Indemnitee's power.

         3. Assumption of Liability by Company. If Indemnitee is deceased and is entitled to indemnification under any provision of this Agreement, Company shall indemnify lndemnitee's estate and Indemnitee's spouse, heirs, administrators and executors against, and Company shall and does hereby agree to assume, any and all costs, charges and expenses (including attorneys' fees), penalties and fines actually and reasonably incurred by or for Indemnitee or Indemnitee's estate, in connection with the investigation, defense, settlement or appeal of any such action, suit or proceeding. Further, when requested in writing by the spouse of Indemnitee, and/or the heirs, executors or administrators of Indemnitee's estate, Company shall provide appropriate evidence of Company's agreement set out herein to indemnify Indemnitee against and to assume itself such costs, charges, liabilities and expenses.

         4. Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by Company for some or a portion of the cost, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in the investigation, defense, appeal or settlement of such suit, action or proceeding but not, however, of the total amount thereof, Company shall nevertheless indemnify Indemnitee as to the portion thereof to which Indemnitee is entitled.

         5. Determination of Right to Indemnification. Anything contained elsewhere herein to the contrary notwithstanding, any indemnification under Sections 2 through 4 hereinabove, inclusive, shall (unless ordered by a court) not be paid by Company unless a determination is made, as hereinafter provided, that indemnification is proper in the circumstances and not excluded because of the provisions of Section 8 or 9.

         The determination as to whether or not Indemnitee has met the standard of conduct required to qualify and entitle Indemnitee, partially or fully, to indemnification under the provisions of any provision of Section 2 hereof may be made either by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or if there are no such

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directors, or if such directors so direct, by independent legal counsel (who may be the outside counsel regularly employed by Company) in a written opinion, or by the stockholders of Company. The fees and expenses of counsel in connection with making said determination contemplated hereunder shall be paid by Company, and, if requested by such counsel, Company shall give such counsel an appropriate written agreement with respect to the payment of their fees and expenses and such other matters as may be reasonably requested by counsel.

         If the Person (including the Board of Directors, independent legal counsel, the stockholders or a court) making the determination hereunder shall determine that Indemnitee is entitled to indemnification as to some claims, issues or matters involved in the action, suit or proceeding but not as to others, such Person shall reasonably prorate the expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement with respect to which indemnification is sought by Indemnitee among such claims, issues or matters.

         If, and to the extent that, it is finally determined hereunder that Indemnitee is not entitled to indemnification, then Indemnitee agrees to reimburse Company for all expenses advanced or prepaid hereunder, or the proper proportion thereof.

         6. Advance of Costs, Charges and Expenses. If so ordered by the Board of Directors, the costs, charges and expenses incurred by Indemnitee in investigating, defending, or appealing any threatened, pending or completed civil or criminal action, suit or proceeding (administrative or investigative) covered hereunder, shall be paid by Company in advance in order to properly investigate, defend or appeal any such action, suit, or proceeding, and, if so ordered by the Board of Directors of Company, any judgments, fines or amounts paid in settlement shall be paid by Company in advance, all with the understanding and agreement hereby made and entered into by Indemnitee and Company, that in the event it shall ultimately be determined as provided hereunder that Indemnitee was not entitled to be indemnified, or was not entitled to be fully indemnified, that Indemnitee shall repay to Company such amount, or the appropriate portion thereof, so paid or advanced.

         7. Other Rights and Remedies. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under any provision of law, the Policy (as an Insured thereunder), Company's Certificate of Incorporation, any By-Law, this or other agreement, vote of stockholders or disinterested directors or otherwise, as to action taken while occupying any of the various positions or relationships inherent in Indemnitee's capacity as an Officer, as defined in Section 1 of this Agreement, and shall continue after Indemnitee has ceased to occupy such position or have such relationship and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

         8. Construction. (a) This Agreement shall not be construed so as to give rise to a "contractual liability" which is excluded by the Policy. Each and every term hereof is enforceable by Indemnitee solely as to amounts (i) in excess of the limits of the Policy with respect to costs, charges and expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement

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for which coverage is in effect under the Policy, and (ii) used under the Policy as a "deductible" amount, and (iii) which none of the Policy and the other liability insurance policies of Company clearly covers for Indemnitee as Insured thereunder; however, in any case in which Company believes the Policy or its other insurance should cover a loss, cost or expense, Company may make a contingent advance of monies pursuant to the terms hereof without admission, waiver or prejudice to its position that the Policy or Company's other insurance covers the loss, cost or expense. In amplification and clarification but not in limitation hereof, it is the intent of Company that this Agreement operate as "excess coverage" above the Policy and other applicable insurance limits up to the limit set forth in Section 9(g) and that it operate as "first dollar" coverage in all matters which are outside the scope of the Policy or within its deductibles and all other insurance maintained by Company from time to time, except as to the exclusions set forth hereinbelow in Section 9.

         In amplification but not in limitation of the foregoing, there is hereby expressly included "first dollar" coverage with respect to the following matters if considered by the Policy to be exclusions:

                  (1) any act or omission in connection with the acquisition or assumption by Affiliates or Company of the stock, assets and/or business of other corporations by merger, purchase of assets, bulk reinsurance and otherwise;

                  (2) liabilities and expenses based on or arising out of any action, suit or proceeding by a non-governmental Person involving the Racketeer Influenced and Corrupt Organizations Act, 18 U.S.C. ss.1-61 et seq.;

                  (3) liabilities and expenses based on or arising out of or directly or indirectly involving Indemnitee's position with any other entity if requested in writing by Company to so serve with such other entity; and

                  (4) any act or omission the sole applicable exclusion for which by the Policy is on account of either (i) lack of appropriate notice, (ii) the existence of prior insurance, (iii) the timing of the occurrence and the claim, or (iv) other procedural defenses to coverage by the Policy, except as otherwise provided in Section 9(f) below.

         (b) If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs or sections of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph or section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.


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         9.       Exclusions and Limitations.  Notwithstanding anything herein to the contrary:

         (a) Company shall not be liable to Indemnitee for, nor obligated to furnish advances in connection with, any loss, cost or expense of Indemnitee resulting from Indemnitee's willful, negligent or inadvertent violation of
Section 16(b) of the Securities Exchange Act of 1934 or of the Foreign Corrupt Practices Act of 1977.

         (b) Company shall not be liable to Indemnitee for, and shall not be obligated to furnish any advances except for repayable costs, charges and expenses as hereinabove stated, in connection with, any loss, cost or expense of Indemnitee as the direct result of a final judgment for money damages payable to Company or any Affiliate for or on account of loss, cost or expense directly or indirectly resulting from Indemnitee's negligence or misconduct within the meaning of Section 145(b).

         (c) Unless otherwise allowed by a court of competent jurisdiction or in a separate action in the Chancery Court of Delaware, Company shall not be liable to Indemnitee for, and Indemnitee undertakes to repay Company for all advances which may have been made of, expenses of investigation, defense or appeal of any matter the judgment of which is excluded under subsection 9(b) next above.

         (d) Unless otherwise determined by a court of competent jurisdiction or in a separate action in the Chancery Court of Delaware, a settlement of any suit, action or proceeding shall be presumed to be an "expense" in mitigation of the expenses of continued litigation and not the compromise of a judgment on the merits of the action, suit or proceeding.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to Officers of Company pursuant to the foregoing provisions, or otherwise, the Board of Directors has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Company of expenses incurred or paid by an Officer of Company in the wholly or partially successful defense of any action, suit or proceeding) is asserted by Indemnitee in connection with Company securities which have been registered, Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it hereunder is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. In effect, therefore, absent a court decision in the individual case or controlling precedent, the provisions of the Agreement will not apply to liabilities of Indemnitee arising under the Securities Act of 1933 (primarily relating to public distributions of securities) unless and only to the extent that Indemnitee is successful in the defense of the action, suit or proceeding in question.

         (f) Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee:


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                  (i) based upon or  attributable to Indemnitee or any member of
Indemnitee's immediate family gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled;

                  (ii) based upon or attributable to the dishonesty of Indemnitee seeking payment hereunder;

                  (iii) for bodily injury, sickness, disease or death of any person, or damage to or destruction of any tangible property; including loss of use thereof;

                  (iv) for which indemnification under this Agreement is determined by a final adjudication of a court of competent jurisdiction to be unlawful and violative of public policy; or

                  (v) for any act or omission attributable to Indemnitee in Indemnitee's capacity as a director, officer, agent or employee of any Person which heretofore became or hereafter becomes an Affiliate, if the occurrence of such act or omission was prior to the date such Person actually became or becomes an Affiliate.

         (g) From and after the date hereof the cumulative total of all amounts paid pursuant to the terms of this Agreement and all similar agreements entered into by Company with officers, reduced by (1) all sums repaid to Company under the repayment provisions of this Agreement and such similar agreements with officers and (2) all sums insured under the Policy for risks covered by this Agreement and such similar agreements with officers, shall never exceed the sum of Ten Million Dollars ($10,000,000).

         10. Change of Control. (a) In the event that a Triggering Event, as hereafter defined, should take place, any determination to be made by the
Board of Directors, as hereinabove referred to, shall be deemed to refer to action and determinations solely by a Majority of the Continuing Directors.

         (b)      "Triggering Events" are:

                  (i) The coming into being of a Related Person (as defined below);

                  (ii) The approval by the Board of Directors of Company of any agreement, contract, pIan or other arrangement that would, if consummated, result in a Business Combination (as defined below); and

                  (iii)             The commencement of a Tender Offer
(as defined below).

Provided, however, that any event that would otherwise be a Triggering Event shall not be deemed a Triggering Event if a Majority of the Continuing Directors of Company (1) has expressly approved in advance the acquisition of outstanding shares of capital stock of Company entitled to vote generally

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(the "Voting  Stock") that caused the Related Person to become a Related Person, or (2) has approved the Business Combination or recommended acceptance by the shareholders of Company of the Tender Offer.

         (c)      For purposes of this Section 10:

                  (i) The term "Business Combination" shall mean (A) any Reorganization of Company or a Subsidiary (as hereinafter defined) with or into a Related Person, (B) any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets either of Company or of a Subsidiary, or both, to a Related Person, (C) any Reorganization of a Related Person with or into Company or a Subsidiary, (D) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to Company or a Subsidiary, (E) the issuance of any securities of Company or a Subsidiary to a Related Person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of Voting Stock, (F) any reclassification of securities (including a reverse stock split) or any other recapitalization that would have the effect of increasing the voting power of a Related Person, and
(G) any agreement, contract, plan or other arrangement providing for any of the transactions described in this definition of Business Combination.

                  (ii) The term "Related Person" shall mean and include (A) any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on March 21, 1983 in Rule 12b-2 under the Securities Exchange Act of 1934), "beneficially owns" (as defined on March 21, 1983 in Rule 13d-3 under the Securities Exchange Act of
1934) in the aggregate 15 percent or more of the outstanding Voting Stock of Company, (B) any Affiliate or Associate of any such individual, corporation, partnership or other person or entity, and (C) any assignee, transferee or successor of any of the foregoing. Notwithstanding the foregoing, the term "Related Person" shall not include (1) Company, (2) any Subsidiary (unless the stock thereof not owned by Company is owned by a Related Person as hereinabove defined), (3) any employee benefit plan of Company or any such Subsidiary, (4) any trustee of or fiduciary with respect to any such plan when acting in such capacity, or (5) except as hereinbelow provided, the individuals comprising the Board of Directors of Company, their estates, immediate families, trusts established by them, or trusts in which they have a beneficial interest. Any person or other entity described in (5) above may, nevertheless, be a Related
Person involved in a Business Combination, and shall not be counted in determining a Majority of the Continuing Directors, if an Associate or Affiliate of such person or entity which is not excluded by any of (1) through (4), inclusive, is a party to such Business Combination and such person or entity has a 1 percent or greater interest in the equity or profits of such Associate or Affiliate. Any person or entity who at any time is a Related Person continues at all times thereafter to be a Related Person.

                  (iii) Notwithstanding the definition of "beneficially owned" in subsection (ii) above, any Voting Stock of Company that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.


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



                  (iv) The term "Substantial Part" shall mean more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a Majority of the Continuing Directors, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

                  (v) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned directly or indirectly by Company.

                  (vi) The term "Continuing Director" shall mean a director of Company at the relevant time who was a member of the Board of Directors of Company immediately prior to the earliest time that (A) any Related Person involved in a Business Combination, or (B) any Related Person who is (1) a Predecessor to such Related Person or (2) an assignor of beneficial ownership in Company to such a Related Person or to its Predecessors, became a Related Person.

                  (vii) The term "Majority" shall mean that number which constitutes a majority of the members of the Board of Directors of Company immediately prior to the earliest time that (A) any Related Person involved in the Business Combination, or (B) any Related Person who is (1) a predecessor to such Related Person or (2) an assignor of beneficial ownership in Company to such a Related Person or to its Predecessors, became a Related person.

                  (viii) The term "Predecessor" shall mean each person or other entity (A) to which the subject Related Person is a successor by merger, consolidation, sale and purchase of substantially all of the assets, or other reorganization or (B) which assigned or transferred beneficial ownership of Voting Stock of Company to the subject Related Person, directly or through successive transactions.

                  (ix) The term "Reorganization" includes a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, as pertains to a subsidiary, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of Voting Stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consolidation.

                  (x) The term "Tender Offer" shall mean any offer by any individual, corporation, partnership, association, trust, or other organization or entity directed to the shareholders of Company the results of which, if consummated, could by its terms result in the coming into being of a Related Person.

                  (xi) No Associate or Affiliate of any director of Company shall be a Related Person by attribution to such Associate or Affiliate of the Common Stock ownership of such director as of the date such director was elected a member of Company's Board of Directors.

         11. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument, but only one of which need be produced.


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



         12. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

         13. Use of Certain Terms. As used in this Agreement, the words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular paragraph, subparagraph or other subdivision.

         14. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

         15. Notice to Company. Indemnitee agrees to promptly notify Company in writing upon being served with any citation, complaint, indictment or other document covered hereunder, either civil or criminal.

         16. Notices. All notices, requests, demand and other communications hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered by hand by Federal Express, Purolator or other commercial courier and receipted for by or on behalf of the party to whom said notice or other communication shall have been directed or if (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

         (a)      If to Indemnitee, to:

                           [INDEMNITEE'S NAME HERE]
                           Protective Life Corporation
                           P. O. Box 2606
                           Birmingham, Alabama  35202

or to such other address as may have been furnished to Company by Indemnitee;

         (b)      If to Company, to:

                           Protective Life Corporation
                           P. O. Box 2606
                           Birmingham, Alabama  35202
                           Attn:    Drayton Nabers, Jr.
                                    Chairman of the Board and
                                    Chief Executive Officer

or to such other address as may have been furnished to Indemnitee by Company.

         17. Governing Law. The parties agree that this Agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware.

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


         18. Successors and Assigns. This Agreement shall be binding upon Company and its successors and assigns and shall inure to the benefit of Indemnitee and Indemnitee's spouse, heirs, executors, administrators and estate.


         IN WITNESS WHEREOF, Company has executed this Agreement by its duly authorized officers, and Indemnitee has executed this Agreement, on this ______ day of _________________, 1996.


                                              PROTECTIVE LIFE CORPORATION



                                               By:
                                                  Drayton Nabers, Jr.
                                                  Its Chairman of the Board and
                                                  Chief Executive Officer


ATTEST:



Natalie R. Reid
Assistant Secretary

(CORPORATE SEAL)



                                        Indemnitee: [INDEMNITEE'S NAME HERE]


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